Exhibit 10.2

EXECUTION VERSION

COMPANY VOTING AND SUPPORT AGREEMENT

THIS COMPANY VOTING AND SUPPORT AGREEMENT, dated as of December 18, 2022 (this “Company Support Agreement”), is entered into by and among Unique Logistics International, Inc., a Nevada corporation (the “Company”), Edify Acquisition Corp., a Delaware corporation (“Buyer”), and the stockholder named on the signature page hereto (the “Stockholder”).

Capitalized terms used but not defined in this Company Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Buyer, Edify Merger Sub, Inc., a Nevada corporation and a direct, wholly owned subsidiary of Buyer (“Merger Sub”), and the Company are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Buyer, and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of the Effective Time shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Closing Merger Consideration and, if applicable following the Closing, the Earnout Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of Chapter 92A of the Nevada Revised Statutes (the “NRS”);

WHEREAS, as of the date hereof, the Stockholder is the beneficial or record owner of the number of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and the number of shares of each series of convertible preferred stock, par value $0.001 per share, of the Company (the “Company Convertible Preferred Stock” and, together with the Company Common Stock, “Company Capital Stock”), as set forth underneath Stockholder’s name on the signature page hereto (all such shares of Company Capital Stock, or any successor or additional shares of Company Capital Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Company Support Agreement being referred to herein as the “Stockholder Shares”);

WHEREAS, the Board of Directors of the Company (a) has approved the execution, delivery and performance by the Company of the Merger Agreement, the Transaction Agreements to which the Company is a party and the consummation of the Merger and the other transactions contemplated by the Transaction Agreements (collectively, the “Transactions”), (b) has determined that the Transactions are advisable and in the best interests of the Company and its stockholders (the “Company Stockholders”), and (c) intends to recommend the adoption by the Company Stockholders of the Merger Agreement; and

WHEREAS, in order to induce Buyer to enter into the Merger Agreement, Stockholder is executing and delivering this Company Support Agreement to Buyer with respect to all Stockholder Shares owned by the Stockholder.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Stockholder, solely in its capacity as a stockholder of the Company, agrees that, during the term of this Company Support Agreement, at any meeting of the Company Stockholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), including any separate class or series vote thereof, and/or in connection with any written consent of the Company Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), Stockholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares in favor of the Merger Agreement and the Transactions; and

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Company Support Agreement.

2. Restrictions on Transfer. The Stockholder agrees that, during the term of this Company Support Agreement, it shall not sell, assign, offer, encumber, dispose of, loan or otherwise transfer (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to any Transfer of any of the Stockholder Shares or any interest in any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Company Support Agreement in a form reasonably acceptable to Buyer and the Company. The Company shall not register any Transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2, and any Transfer or attempted Transfer of any Stockholder Shares (including, for the avoidance of doubt, any New Securities) in violation of this Section 2 shall, to the fullest extent permitted by law, be null and void ab initio.

3. New Securities. During the term of this Company Support Agreement, in the event that, (a) any shares of Company Capital Stock or other equity securities of the Company are issued to the Stockholder after the date of this Company Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by the Stockholder, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Capital Stock or other equity securities of the Company after the date of this Company Support Agreement, or (c) the Stockholder acquires the right to vote or share in the voting of any Company Capital Stock or other equity securities of the Company after the date of this Company Support Agreement (such Company Capital Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Company Support Agreement to the same extent as if they constituted Stockholder Shares as of the date hereof.

4. No Challenge. Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Company Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law (including Section NRS 92A.380 of the NRS) relating to the Merger and the consummation of the Transactions, including any notice requirements. Stockholder shall not , and shall cause its Affiliates not to, bring, commence, institute, maintain, prosecute, participate or join in or voluntarily aid (and agrees to take all actions necessary to opt out of any class in any class action with respect to) any claim or Action (derivative or otherwise) in law or in equity in any court or before any Governmental Authority, against any of Buyer, Merger Sub, the Company or any of the Company’s Subsidiaries or any of their respective successors or assigns or any other Person (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Company Support Agreement, the Merger Agreement or the Transactions or prevent, impair or delay the consummation of the transactions contemplated hereby or thereby, or (ii) alleging the execution and delivery of the Merger Agreement by Buyer, Merger or the Company, the approval of the Merger Agreement by the board of directors of Buyer, Merger Sub or the Company, or any other action in connection with the negotiation and entry into this Company Support Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby breached any fiduciary duty of any Person.

6. Agreement to Consent and Approve.

(a)	Following the date hereof, Buyer intends to file with the SEC a registration statement on Form S-4 or other applicable form (the “Registration Statement”) pursuant to which the offer and issuance of the shares of Buyer Class A Common Stock issuable in the Merger will be registered with the SEC, which will contain (i) a consent solicitation statement in connection with the solicitation by the Company of written consents from the holders of the shares of Company Capital Stock to obtain the Company Stockholder Approval in preliminary form of the type contemplated by Regulation 14A promulgated under the Exchange Act, and (ii) a proxy statement in connection with the solicitation by Buyer of proxies from the holders of the shares of Buyer Common Stock to obtain the shareholder approval of the Buyer Stockholder Matters (the “Proxy Statement”) in preliminary form of the type contemplated by Regulation 14A promulgated under the Exchange Act, in all cases describing the Merger Agreement, the Merger and the other Transactions. Stockholder irrevocably and unconditionally agrees that, except as otherwise agreed with Buyer, on the second Business Day following the date on which the Registration Statement is declared effective by the SEC, Stockholder shall execute and deliver to the Secretary of the Company (with a copy to the Buyer) a written consent covering the Stockholder Shares, including New Securities, beneficially owned or owned of record by Stockholder in favor of the approval of the adoption of the Merger Agreement and the Transactions. Such written consent shall be substantially in the form attached hereto as Exhibit A (the “Written Consent”). Following the execution and delivery of the Written Consent, Stockholder shall not amend, revoke, withdraw or repudiate the Written Consent. The Written Consent shall be coupled with an interest and, prior to the Termination Date or the Extended Termination Date, as applicable, shall be irrevocable. From and after the date hereof until the Termination Date or the Extended Termination Date, as applicable, Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Stockholder Shares that is inconsistent with this Company Support Agreement or otherwise take any other action with respect to the Stockholder Shares that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby.

(b)	For the avoidance of doubt, Stockholder shall retain at all times the right to vote any Stockholder Shares, including New Securities, beneficially owned or owned of record by Stockholder in Stockholder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company’s shareholders.

7. Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Buyer or the Company to any Governmental Authority or to securityholders of Buyer or the Company) of Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of Stockholder’s commitments, arrangements and understandings under and relating to this Company Support Agreement and, if deemed appropriate by Buyer or the Company, a copy of this Company Support Agreement. Stockholder will promptly provide any information reasonably requested by Buyer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Stockholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Buyer.

8. Stockholder Representations: Stockholder represents and warrants to Buyer and the Company, as of the date hereof, that:

(a) Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Stockholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Company Support Agreement;

(c) (i) if Stockholder is not an individual, Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Company Support Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder, and (ii) if Stockholder is an individual, the signature on this Company Support Agreement is genuine, and Stockholder has legal competence and capacity to execute the same;

(d) this Company Support Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by the other parties to this Company Support Agreement, this Company Support Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Company Support Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) if Stockholder is not an individual, conflict with or result in a violation of the organizational documents of Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party or Governmental Authority, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Company Support Agreement;

(f) there are no Actions pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Stockholder of Stockholder’s obligations under this Company Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Company Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of the Stockholder;

(h) Stockholder has had the opportunity to read the Merger Agreement, the Transaction Agreements and this Company Support Agreement and has had the opportunity to consult with Stockholder’s tax and legal advisors;

(i) Stockholder has not entered into, and shall not enter into, any agreement that would prevent Stockholder from performing any of Stockholder’s obligations hereunder;

(j) Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Company Support Agreement, to the knowledge of Stockholder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other person will be required to be obtained or made by Stockholder in connection with the due execution, delivery and performance by Stockholder of this Company Support Agreement;

(k) As of the date of this Company Support Agreement, there are no Actions pending or, to the knowledge of Stockholder, threatened against Stockholder, before any Governmental Authority that would prevent, impair or delay Stockholder from performing its obligations hereunder;

(l) Stockholder has good title to the Stockholder Shares underneath Stockholder’s name on the signature page hereto, free and clear of any Liens other than Permitted Liens and Liens under the Company’s Articles of Incorporation and/or Bylaws and investment documents with the Company, and Stockholder has the sole power to vote or cause to be voted the Stockholder Shares; and

(m) the Stockholder Shares set forth underneath Stockholder’s name on the signature page to this Company Support Agreement are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by the Stockholder as of the date hereof, and none of the Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Stockholder Shares that is inconsistent with Stockholder’s obligations pursuant to this Company Support Agreement.

9. Stockholder Proxy. Without limiting any other rights or remedies of the Company, the Stockholder hereby irrevocably appoints the Company or any individual designated by the Company as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any Meeting, to include the Stockholder Shares in any computation for purposes of establishing a quorum at any such Meeting, to vote (or cause to be voted) the Stockholder Shares or consent (or withhold consent) with respect to any of the matters described in Section 1 in connection with any Meeting or any action by written consent by the Company Stockholders, in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1.

The proxy granted by the Stockholder pursuant to this Section 9 is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for the Company entering into the Merger Agreement and agreeing to consummate the Transactions contemplated thereby. The proxy granted by the Stockholder pursuant to this Section 9 is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Stockholder Shares. The vote or consent of the proxyholder in accordance with Section 1 and with respect to the matters in Section 1 shall control in the event of any conflict between such vote or consent by the proxyholder of the Stockholder Shares and a vote or consent by the Stockholder of the Stockholder Shares (or any other Person with the power to vote the Stockholder Shares) with respect to the matters in Section 1. The proxyholder may not exercise the proxy granted pursuant to Section 1 on any matter except those provided in Section 1. For the avoidance of doubt, the Stockholder may vote the Stockholder Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Company Support Agreement.

10. Specific Performance. The Stockholder hereby agrees and acknowledges that (a) Buyer and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Company Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Buyer and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

11. Entire Agreement; Amendment; Waiver. This Company Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any other Transaction Agreement. This Company Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Company Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

12. Binding Effect; Assignment; Third Parties. This Company Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Company Support Agreement and all obligations of Stockholder are personal to Stockholder and may not be assigned, transferred or delegated by Stockholder at any time without the prior written consent of Buyer and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Company Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

13. Counterparts. This Company Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. Severability. This Company Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Company Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Company Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 12.06 (Governing Law), 12.12 (Jurisdiction; WAIVER OF TRIAL BY JURY) and 12.12 (Enforcement) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Company Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Company Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.02 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Buyer, at the respective addresses set forth in Section 12.02 of the Merger Agreement, and, with respect to the Stockholder, at the address set forth underneath Stockholder’s name on the signature page hereto.

17. Termination. This Company Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Buyer, the Company or Stockholder shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Buyer, the Company and the Stockholder, (b) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Stockholder, Buyer or the Company from any liability resulting from a breach of this Company Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 17 shall survive the termination of this Company Support Agreement.

18. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

19. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Company Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Company Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

20. Interpretation. The titles and subtitles used in this Company Support Agreement are for convenience only and are not to be considered in construing or interpreting this Company Support Agreement. In this Company Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Company Support Agreement as a whole and not to any particular section or other subdivision of this Company Support Agreement. The parties have participated jointly in the negotiation and drafting of this Company Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Company Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Company Support Agreement.

21. No Partnership, Agency or Joint Venture. This Company Support Agreement is intended to create a contractual relationship among Stockholder, the Company and Buyer, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into support agreements with the Company or Buyer. Stockholder has acted independently regarding its decision to enter into this Company Support Agreement. Nothing contained in this Company Support Agreement shall be deemed to vest in the Company or Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to Stockholder, and neither Company nor Buyer shall have any authority to direct Stockholder in the voting or disposition of any Stockholder Shares, except as otherwise provided herein.

22. Capacity as Stockholder. Stockholder signs this Company Support Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of the Company or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by Stockholder or any representative of Stockholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director of the Company or any Subsidiary of the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

COMPANY:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	Chief Executive Officer

BUYER:

EDIFY ACQUISTION CORP.

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Chief Financial Officer

[STOCKHOLDER SIGNATURE PAGE FOLLOWS THIS PAGE]

[Company and Buyer Signature Page to Company Stockholder Support Agreement]

STOCKHOLDER:

FRANGIPANI TRADE SERVICES, INC.
By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	Chief Executive Officer

Number and Type of Shares:

Shares of Company Common Stock:___________________________________________

Shares of Company Convertible Preferred Stock:

Series A Convertible Preferred Stock: ___________________________________

Series B Convertible Preferred Stock: ___________________________________

Series C Convertible Preferred Stock: ___________________________________

Series D Convertible Preferred Stock: ___________________________________

Address for Notice:

Address:___________________________________________
__________________________________________________
__________________________________________________
Facsimile No.:_______________________________________
Telephone No.:______________________________________
Email: _____________________________________________

[Stockholder Signature Page to Company Stockholder Support Agreement]

STOCKHOLDER:

GREAT EAGLE FREIGHT LIMITED

By:	/s/ Lee Chi Tak Richard
Name:	Lee Chi Tak Richard
Title:	Chief Executive Officer

Number and Type of Shares:

Shares of Company Common Stock:___________________________________________

Shares of Company Convertible Preferred Stock:

Series A Convertible Preferred Stock: ___________________________________

Series B Convertible Preferred Stock: ___________________________________

Series C Convertible Preferred Stock: ___________________________________

Series D Convertible Preferred Stock: ___________________________________

Address for Notice:

Address: ________________________________________
_______________________________________________
_______________________________________________
_______________________________________________

Facsimile No.:____________________________________

Telephone No.:___________________________________

Email: __________________________________________

[Stockholder Signature Page to Company Stockholder Support Agreement]

FORM OF
WRITTEN CONSENT

Unique Logistics International, Inc. (the “Company”)

This Written Consent is solicited by the Board of Directors of the Company.

Your shares will be tabulated to approve or disapprove the Proposal as you indicate below. If you duly execute this Written Consent and return it without indicating a decision on the Proposal, your shares of Company Capital Stock (as defined below) will be counted to APPROVE the Proposal.

The undersigned, being a holder of shares of (i) common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and/or (ii) one or more series of convertible preferred stock, par value $0.001 per share, of the Company (the “Company Convertible Preferred Stock” and, together with the Company Common Stock, “Company Capital Stock”), hereby consents, by this Written Consent without a meeting, to the action as set forth below with respect to all of the Company Capital Stock shown on the stock records of the Company as being owned by the undersigned.

The undersigned acknowledges receipt of the Consent Solicitation Statement of the Company, which is accompanied by the proxy statement/prospectus (the “Proxy Statement/Prospectus”) that is part of the registration statement on Form S-4 of Edify Acquisition Corp., a Delaware corporation (“Buyer”), and which more fully describes the Proposal.

Proposal: Approval of the adoption of the Agreement and Plan of Merger, dated as of December 18, 2022, by and among the Company, Buyer and Edify Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”) (as amended, modified or supplemented from time to time, the “Merger Agreement,” a copy of which is attached to the Proxy Statement/Prospectus as Annex [●]), pursuant to which, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Buyer, and as a result of which, among other things, all of the issued and outstanding Company Capital Stock as of the Effective Time (as defined in the Merger Agreement) shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Closing Merger Consideration (as defined in the Merger Agreement) and, if applicable following the Closing, the Earnout Consideration (as defined in the Merger Agreement) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of Chapter 92A of the Nevada Revised Statutes, as further described in the Proxy Statement/Prospectus.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

IMPORTANT: PLEASE DATE AND SIGN THIS WRITTEN CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to the Company by faxing it to the Company, Attention: Secretary, at [●], by emailing a .pdf copy of the Written Consent to [●], or by mailing this Written Consent to the Company at [●], Attention: [●].

THIS WRITTEN CONSENT IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

IF AN INDIVIDUAL:	IF AN ENTITY:

By:	(please print or type complete name of entity)
(duly authorized signature)
By:
Name:	(duly authorized signature)
(please print or type full name)
Name:
Title:	(please print or type full title)
(please print or type full name)
Title:
(please print or type full title)

Date: , 2023	Date: , 2023